Exhibit 10.4

FOURTH AMENDMENT AND MODIFICATION

TO LOAN AGREEMENT

THIS FOURTH AMENDMENT AND MODIFICATION TO LOAN AGREEMENT (the “Amendment”) is made effective as of September 29, 2003 by and among BERGER HOLDINGS, LTD., a Pennsylvania corporation (“BHL”), BERGER FINANCIAL CORP., a Delaware corporation (“BFC”), BERGER BROS COMPANY, a Pennsylvania corporation (“BBC”), COPPER CRAFT, INC., a Texas corporation (“CCI”), WALKER METAL PRODUCTS, INC., a Georgia corporation (“WMPI”)(BHL, BFC, BBC, CCI and WMPI being each individually referred to as a “Borrower” and collectively as the “Borrowers”) and WACHOVIA BANK, NATIONAL ASSOCIATION (“Bank”).

BACKGROUND

A. Borrowers and Bank have entered into a certain Loan and Security Agreement dated June 13, 2002, as amended by (i) that certain Amendment and Modification to Loan Agreement dated August 19, 2002, (ii) that certain Second Amendment and Modification to Loan and Security Agreement dated January 31, 2003, and (iii) that certain Third Amendment and Modification to Loan and Security Agreement dated May 9, 2003 (as amended and as the same may be amended, supplemented or restated from time to time, the “Loan Agreement”), pursuant to which Bank extended certain credit facilities to Borrowers.

B. Borrowers have now requested that Bank extend an additional $500,000 term loan to Borrowers which Bank has agreed to do, all on the terms and conditions more fully set forth herein.

C. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Loan Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Term Loan D.

(a) Subject to the terms and conditions of the Loan Agreement and this Amendment (including without limitation the conditions precedent set forth herein), Bank agrees to extend to Borrowers a term loan in the original principal amount of Five Hundred Thousand Dollars ($500,000) (“Term Loan “D”). Borrowers’ obligation to repay Term Loan D shall be further evidenced by a promissory note executed and delivered by Borrowers to Bank in the face amount of Five Hundred Thousand Dollars ($500,000) (“Term Note “D”), which shall be in a form acceptable to Bank.

(b) Borrowers shall use the proceeds of Term Loan D solely to purchase certain equipment as more specifically described on Schedule 1 appended hereto. Borrowers grant to Bank a first priority lien on and a perfected security interest in such property and acknowledge and confirm that such equipment shall be deemed to be “Collateral” under Section 11 of the Loan Agreement.

(c) The entire outstanding principal balance of Term Loan D will accrue interest at the LMIR Rate plus the Applicable Margin.

(d) Borrowers understand and agree that subject to the provisions of this Amendment, the LMIR Rate plus Applicable Margin, which applies to the outstanding principal balance of Term Loan D, shall apply to the entire outstanding principal balance of Term Loan D.

(e) Borrowers agree to pay to Bank interest on the principal balance of Term Loan D on the first day of each calendar month, commencing on November 1, 2003 and on the first day of each month thereafter through October 1, 2006 (the “Term Loan D Maturity Date”). Borrowers agree to pay to Bank the principal balance of Term Loan D in thirty-five (35) equal and consecutive monthly installments of $13,888.89 each, on the first day of each calendar month, commencing on November 1, 2003, and in one (1) final payment of the remaining principal balance of Term Loan D plus all accrued and unpaid interest thereon on the Term Loan D Maturity Date.

2. Amendments to Loan Agreement. Effective as of the date of this Amendment:

(a) The defined term “Applicable Margin” appearing in Section 1.1 of the Loan Agreement is amended to add the following thereto:

“Term Loan D                                    3.00%”

(b) The following definitions appearing in Section 1.1 of the Loan Agreement are amended in their entirety:

“Term Loans” means collectively, Term Loan A, Term Loan B, Term Loan C and Term Loan D.

“Term Notes” means collectively, Term Note A, Term Note B, Term Note C and Term Note D.

(c) The following definitions shall be added to Section 1.1 of the Loan Agreement:

“Term Loan D means the $500,000 term loan extended by Bank to Borrowers on September 29, 2003.

“Term Note D” means the $500,000 term note from Borrowers to Bank dated September 29, 2003 evidencing Term Loan D.

3. Conditions Precedent. The obligation of Bank to extend Term Loan D to Borrowers and to amend the terms of the Loan Agreement as provided herein is subject to the fulfillment, to the satisfaction of Bank, of each of the following conditions. All of such agreements, documents and other items must be in form, content and all other respects satisfactory to Bank in its sole discretion. Bank is not waiving a breach of any warranty or representation made by any Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of the Bank resulting from any breach or misrepresentation by any Borrower are specifically reserved by the Bank.

(a) Bank shall have received each of the following documents, duly executed and notarized (if applicable):

(i) Term Note D.

(ii) Such other documents and agreements as Bank may require.

(b) Bank shall have received a certificate from each Borrower attesting to the resolutions of the appropriate governing body, authorizing the execution, delivery, and performance of Term Note D, this Amendment and the other documents to which Borrowers are a party and authorizing specific officers of Borrowers to execute the same.

(c) Except as set forth on Schedule 3(c) attached hereto, all representations and warranties of Borrowers set forth in the Loan Documents shall be true at and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(d) No condition or event shall exist or have occurred which would constitute a default or an Event of Default under the Loan Documents.

(e) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed or recorded.

4. Representations and Warranties. In order to induce Bank to enter into this Amendment, extend Term Loan D and effect the other modifications set forth herein, each Borrower:

(a) ratifies, confirms and agrees that the Loan Agreement, as amended by this Amendment, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms.

(b) represents and warrants that, as of the date of this Amendment, (i) the outstanding principal balance of the Revolver Note is $4,177,383.38, of Term Loan A is $1,971,428.55, of Term Loan B is $1,100,000 and of Term Loan C is $750,000, (ii) interest on the Loans has been paid in full through August 1, 2003, and (iii) the aggregate amount available to be drawn under all Letters of Credit is $1,000,000.

(c) agrees that no Borrower has any defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Documents or the enforcement of any of the terms of the Loan Documents.

(d) ratifies, confirms and continues all liens, security interests, pledges, rights and remedies granted to Bank in the Loan Documents and agrees that such liens, security interests and pledges shall secure all of the Obligations under the Loan Documents as amended by this Amendment.

(e) represents and warrants that all representations and warranties in the Loan Documents are true and complete as of the date of this Amendment (except to the extent that such representations and warranties relate solely to an earlier date), except as set forth on Schedule 3(c) attached hereto.

(f) agrees that its failure to comply with or perform any of its covenants or agreements in this Amendment will constitute an Event of Default under the Loan Documents.

(g) represents and warrants that no condition or event exists after taking into account the terms of this Amendment which would constitute an Event of Default (or will, upon the giving of notice or the passage of time, or both constitute and Event of Default).

(h) represents and warrants that the execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to this Amendment:

(i) have been duly authorized by all requisite corporate action of each Borrower;

(ii) will not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower’s articles of incorporation, by-laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

5. Miscellaneous.

(a) Borrowers agree to pay all of Bank’s costs and expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs, fees and expenses of counsel retained by Bank and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever Bank’s right to reimbursement under any of the Loan Documents. The agreement set forth in this Paragraph 5(a) shall survive the repayment of the Notes.

(b) Except as may be expressly set forth herein, the terms and conditions of the Loan Documents (INCLUDING WITHOUT LIMITATION THE AUTHORIZATIONS TO CONFESS JUDGMENT SET FORTH THEREIN) are ratified and confirmed, shall remain in full force and effect, and shall secure all of Borrowers’ liabilities to Bank under the Notes and the Loan Agreement. In furtherance of the foregoing, each Borrower, in its capacity as Guarantor of the Loans pursuant to its Surety Agreement executed and delivered in connection with the Loan Agreement, hereby consents to the modifications, amendments and agreements set forth in this Amendment and further ratifies, confirms and agrees that its Surety Agreement (INCLUDING WITHOUT LIMITATION THE AUTHORIZATIONS TO CONFESS JUDGMENT SET FORTH THEREIN) is and shall continue to be in full force and effect and that each Borrower, in its capacity as Guarantor of the Loans, is and shall continue to be liable for the Guaranteed Obligations (as such term is defined in the Surety Agreements), including without limitation those arising with respect to Term Loan D to the fullest extent set forth therein. Also in furtherance of the foregoing, each Borrower, in its capacity as subordinating creditor pursuant to that certain Intercompany Subordination Agreement dated as of June 13, 2002, hereby consents to the modifications, amendments and agreements set forth in this Amendment and further ratifies, confirms and agrees that its Subordination Agreement is and shall continue to be in full force and effect and that the Senior Debt (as such term is defined in such Subordination Agreement) shall include without limitation, the indebtedness evidenced by Term Loan D.

(c) Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Loan Agreement or any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Bank in the Loan Documents.

(d) Except as otherwise provided herein, nothing herein contained and no actions taken by Bank in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Bank under the Loan Documents. Nothing herein shall constitute a waiver by Bank of any Borrower’s compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Bank to enter into any further amendments with Borrowers.

(e) To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

(f) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g) The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

(h) This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

(i) This Amendment may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature delivered via facsimile shall be deemed an original signature hereto.

(j) BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, (b) ARISING UNDER ANY OF THE OTHER LOAN DOCUMENTS OR (c) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS, WITH RESPECT TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BERGER HOLDINGS, LTD.
BERGER FINANCIAL CORP.
BERGER BROS COMPANY
COPPER CRAFT, INC.
WALKER METAL PRODUCTS, INC.

By:	/s/ Francis E. Wellock, Jr.
Name: Francis E. Wellock, Jr.
Title (as to all): EVP and CFO

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Martin J. Costello
Name: Martin J. Costello
Title: Vice President